UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 26, 2013
Date of Report (Date of earliest event reported)

AGENUS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3 Forbes Road Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

781-674-4400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01       Regulation FD Disclosure

               Agenus Inc. announced today that it is has entered into a non-exclusive license agreement with VaxLogic, LLC, a subsidiary of PharmLogic LLC, for the use of QS-21 Stimulon®1 adjuvant  in the development of select addiction, allergy and respiratory disease vaccine candidates.

               This agreement enables VaxLogic to immediately utilize the QS-21 Stimulon adjuvant in development for a nicotine addiction vaccine, and contemplates expansion into the following additional vaccine indications: poison ivy, peanut allergy, insect allergy, shellfish allergy, allergic rhinitis, and allergic asthma.  VaxLogic will develop these vaccine candidates using Agenus’ QS-21 Stimulon adjuvant and select defined antigens, with the objective of enhancing the immune response and boosting vaccine efficacy.

               The full text of the press release issued in connection with the announcement is being furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01      Financial Statements and Exhibits

          (d) Exhibits

          The following exhibit is furnished herewith:

                    99.1     Press Release dated September 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGENUS INC.

Date:	September 26, 2013	By:	/s/ Garo H. Armen

Garo H. Armen
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.          Description of Exhibit

99.1                      Press Release dated September 26, 2013